Exhibit 10.4
WHYTE LYON SOCRATIC INC.
1995 Broadway
Suite 1600
New York, New York 10023

September 24, 2009

Vensure Retirement Administration, Inc.
c/o Vensure Employer Services, Inc.
2730 South Val Vista Drive
Suite 117
Gilbert, Arizona 85295
Attn:  Thomas Lindsay, President

Gentlemen:

The following will serve to set forth our mutual agreement and understanding with respect to certain educational products and services to be provided by WHYTE LYON SOCRATIC INC., a Delaware corporation, d/b/a “The Institute of Modern Economy” (hereinafter “IOME”) and its affiliate or business associate FUND.COM INC., a Delaware corporation (hereinafter “FNDM”) to VENSURE RETIREMENT ADMINISTRATION INC., a Delaware corporation (“VRA”), VENSURE EMPLOYER SERVICES, INC., an Arizona corporation (“Vensure”) and all of the other members of the Vensure Group.  IOME, FNDM, VRA and Vensure are hereinafter sometimes collectively referred to as the “Parties.”

Unless otherwise defined in this agreement, when used herein, all capitalized terms shall have the same meaning as are defined in an investment agreement, dated September 24, 2009 (the “Investment Agreement”), among Vensure, certain stockholders of Vensure, the Persons who have executed such Investment Agreement as the “Investors” and FNDM.  In addition, as used in this agreement, the term “Vensure Group” shall mean and include Vensure, VRA, and all other existing and future Subsidiaries or Affiliates of Vensure or VRA.

1.           The Content and Course Segments; License.

1.1           During the “Term” (as defined herein) of this agreement, IOME and FNDM (collectively, the “Content Providers”) shall provide all of the existing and future employees, co-employees and other associates of the Vensure Group (collectively, the “End Users”) with access to on-line educational content (the “Content”) to be streamed to such users from the website(s) of the Vensure Group.  Such Content shall:

(a)           be designated and branded as “The Vensure University” and/or “The Institute of Modern Economy University” (or such other brand name as shall be acceptable to the Parties hereto);

(b)           include, at the request of VRA, video content specifically produced for End Users for designated purposes, including safety training and health care, as well as other purpose designed for workplace education and other information;

(c)           shall consist of (i) a number of five to seven minute educational course segments, and (ii) longer educational course segments of up to one hour; in each case, on financial and other related topics as shall be approved in advance by IOME and VRA (the “Course Segments”).

1.2           Each of the Content Providers hereby grants to the Vensure Group an exclusive world wide right and license during the Term of this agreement to (i) use and exhibit the Content and the Course Segments on the Vensure Group websites or otherwise in connection with the operation of the businesses of the Vensure Group, and (ii) allow all End Users to use and have access to the Content and Course Segments on the www.moneyschool.com and www.fund.com websites and on the websites of the Vensure Group.

2.            Additional Agreements.

2.1           All costs related to producing the Content and Course Segments and refreshing of such Content and Course Segments shall be borne solely by the Content Providers.  In addition, such Content and related Course Segments shall be refreshed and updated by IOME on a regular basis, at no additional charge to the Vensure Group.

2.2           Vensure shall promote the Content and Course Segments, as well as other additional expanded subscriptions for Content and educational products provided by IOME, FNDM and its subsidiaries (the “FNDM Additional Products”) to the End Users and on the websites of the Vensure Group.  In addition, the Vensure Group shall encourage its End Users to access the Content and Course Segments as well as information concerning the FNDM Additional Products on the www.moneyschool.com and www.fund.com websites.  The Vensure Group shall refer to FNDM all inquiries from the End Users concerning the FNDM Additional Products.  In the event and to the extent that any End Users referred by the Vensure Group shall purchase a FNDM Additional Product, VRA shall receive an amount equal to fifty (50%) percent of the product of multiplying (a) the purchase price paid for such FNDM Additional Product, by (b) the “Profit Margin Percentage” derived by FNDM or any of its Affiliates from the sale of such FNDM Additional Product.  As used herein, the term “Profit Margin Percentage” shall mean an amount, expressed as a percentage of the net revenue derived from the sale of such FNDM Additional Product, equal to (i) such net revenue, less (ii) the cost of producing such FNDM Additional Product.

2.3           The Content Providers shall promote the Vensure Group and its businesses on the www.moneyschool.com and the www.fund.com websites; in each case, for no additional charge.

2.4           The Content Providers shall be solely responsible for the payment of the costs of bandwidth and actual streaming of the Content and Course Segments on the www.moneyschool.com and www.fund.com websites and on the websites of the Vensure Group.

2.5           In the event that, for any reason, the Content Providers shall, for any reason other than the failure of the Vensure Group to make timely payments of the applicable Monthly Access Fee, fail or refuse to provide the Content and Course Segments, as contemplated by this agreement, the Vensure Group shall have the right to terminate this agreement and cease making any further payments hereunder, or, alternatively, may seek specific performance of the performance obligations of the Content Providers under this agreement.

3.           Payment of Monthly Access Fee.

3.1           As a material inducement to cause FNDM and the Investors to enter into the Investment Agreement, in consideration for the Content and Course Segments to be provided by the Content Providers under this agreement, on behalf of itself and other members of the Vensure Group, VRA and the Vensure Group shall pay to FNDM (on behalf of the Content Providers) a fee, payable monthly (the “Monthly Access Fee”) which shall be equal to the product of multiplying (a) $19.95, by (b) all End Users who shall either directly access or shall have the ability to access such Content and Course Segments either on the Vensure websites or on the www.moneyschool.com and the www.fund.com websites.  In such connection, it is expressly understood and agreed that such Monthly Access Fee shall be due and payable immediately upon the Content and Course Segments being made available to End Users, irrespective of whether or not the Content shall actually be accessed or used by any one or more End Users.

3.2           Commencing October 1, 2012, the Monthly Access Fee shall be subject to adjustment to an amount mutually agreed upon among the Vensure Group, IOME and FNDM; such adjustment to be determined by the number of End Users accessing or having the ability to access such Content and Course Segments, and interest or dividend income then available to the Vensure Group from the annuity and/or other securities purchased by VRA with the Certificate of Deposit.

3.3           Not later than 15 days after the end of each calendar quarter, VSA shall, on behalf of the Vensure Group, remit the aggregate Monthly Access Fee payable for the immediately proceeding calendar quarter to FNDM in cash, accompanied by a statement as to the aggregate number of End Users in the Vensure Group as at the end of the immediately preceding calendar quarter.

3.4           The Content Providers shall have the right, during normal business hours and at its own expense, to audit, on a semi-annual basis, the number of End Users and the prior payments of the Monthly Access Fee.

3.5           In the event that, for any reason, the Vensure Group shall fail or refuse to make timely payments of the applicable Monthly Access Fee, the Content Providers shall have the right to terminate this agreement and cease providing any further Content or Course Segments, or, alternatively, may seek specific performance of the payment obligations of the Vensure Group under this agreement.

4.           Representations, Warranties, Covenants and agreements of IOME and FNDM.  Each of IOME and FNDM hereby severally (not jointly and severally) represent and warrant to the Vensure Group and do further covenant and agree as follows:

4.1           Ownership.  IOME owns and will own all intellectual property and other proprietary rights to all Content and Course Segments to be provided to under this agreement.  IOME has granted to FNDM the exclusive right to use and sell the Content and Course Segments to the Vensure Group hereunder, pursuant to a separate agreement between IOME and FNDM, dated of even date herewith.

4.2           Title. IOME and FNDM shall deliver to the Vensure Group good and marketable title to all Content and Course Segments, free and clear of all liens, claims, encumbrances or rights of any third person, firm or corporation.

4.3           No Violation.   None of the Content or Course Segments furnished by IOME and FNDM to the Vensure Group will (a) infringe and intellectual property or other legal rights of any third person firm or corporation, or (b) breach or violate any agreement, commitment or other obligation on the part of IOME or FNDM.  No third person, firm or corporation shall assert or claim any rights against any of the parties to this agreement or any of their Affiliates with respect to such Content and Course Segments.

4.4           Delivery Schedule.

(a)           IOME and FNDM shall deliver finished Course Segments comprising the Content to the Vensure Group in accordance with a delivery schedule to be mutually agreed upon by the Parties; provided, that absent an alternative agreed upon schedule, the Content Providers shall undertake to deliver Course Segments on a quarterly basis during each calendar quarter commencing with the calendar quarter ending March 31, 2010 through December 31, 2016.

(b)           In the event that, for any reason, IOME shall fail or be unable to deliver a sufficient number of Course Segments in any one calendar quarter, it may remedy such failure by making delivery of such number of additional Course Segments in the next succeeding calendar quarter so that on a cumulative basis, it shall have complied with the provisions of Section 4.4(a) above over a period of two consecutive calendar quarters.

5.           Indemnification and Remedies.

(a)           IOME and FNDM shall indemnify, defend and hold harmless the Vensure Group from and against any claims by any third party alleging that such third party owns or has any rights to the Content and Course Segments sold to the Vensure Group pursuant to this Agreement or that such Content or Course Segments infringe any prior rights of such third party.  In the event that any such third party claim shall be asserted, IOME and FNDM shall defend such claim by counsel of its own choosing, and my settle any such claim in such manner as IOME and FNDM shall determine; provided, that no such settlement may be consummated that would cause the Vensure Group to incur any cost or expense unless the same shall be consented to by the Vensure Group in advance in writing.

(b)           In the event that IOME or Fund shall, in any material respect, (i) breach any of its representations and warranties set forth in Section 4 above, or (ii) default in compliance with its covenants and agreements set forth in Section 4, and fail to reasonably cure such breach or default within thirty (30) days of receipt of written notice of breach or default from VSA, then and in such event, at any time following such thirty (30) day cure period if such breach or default shall then be continuing, VSA may terminate this agreement.

(b)           Neither FNDM nor IOME, on one hand, or the Vensure Group, on the other hand, shall be liable to the other for consequential or other damages; it being expressly understood that the sole remedies of the respective parties are (i) as to IOME and FNDM, to sue for payment of all accrued and unpaid Monthly Access Fees; and (ii) as to the Vensure Group, as set forth in Section 5(b) above.

6.           Term.           The “Term of this agreement” shall commence as of October 1, 2009 and shall continue until December 31, 2016.  This agreement may be renewed by the parties after such Term, upon such terms and conditions as the parties may mutually agree.

7.           Miscellaneous.

(a)           Waivers.  The waiver of a breach of this agreement or the failure of any party hereto to exercise any right under this agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this agreement.

(b)           Amendment.  This agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

(c)           Assignment.  This agreement is not assignable except by operation of law.

(d)           Notice.  Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this agreement shall be made to the addresses set forth above.  Any notice or statement given under this agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

(e)           Governing Law.  This agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of New York, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

(f)           Resolution of Disputes.   Except for an action seeking specific performance of this agreement, which may be commenced in any federal or state court of competent jurisdiction in Delaware or New York, any dispute involving the interpretation or application of this agreement which cannot be resolved among the parties, shall be resolved by final and binding arbitration before the American Arbitration Association in New York, New York.  Any such arbitration shall be held in accordance with the then prevailing rules of the AAA.  The decision of the arbitrator(s) shall be final and binding upon all parties hereto and may be enforced in any federal or state court of competent jurisdiction in Delaware or New York.

(g)           Publicity.  No publicity release or announcement concerning this agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

(h)           Entire agreement.  This agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby, and supersedes all prior agreements, written or oral, with respect hereof.

(i)           Headings.  The headings in this agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this agreement.

(j)           Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

(k)           Counterparts.  This agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

(l)           Binding Effect.  This agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

(m)           Press Releases.  The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

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If the foregoing accurately represents the substance of our mutual agreement and understanding, please so indicate by executing and returning a copy of this agreement in the space provided below.

Very truly yours,

WHYTE LYON SOCRATIC INC.
(d/b/a “The Institute of Modern Economy”)

By:________________________________
Joseph J. Bianco, President

FUND.COM INC.

By:_____________________________
Gregory Webster
President and CEO

ACCEPTED AND AGREED TO,
this 24th day of September  2009:

VENSURE RETIREMENT ADMINISTRATION, INC.

By:_____________________________
Timothy Lindsay
                President and CEO

VENSURE EMPLOYER SERVICES, INC.

By:_____________________________
Timothy Lindsay
                President and CEO